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                                                                  Exhibit 10.7


                       AMENDMENT NO. 4 TO LEASE AGREEMENT

         AMENDMENT No. 4 dated this 29th day of December, 1994, effective January 1, 1995, to Lease Agreement dated as of July 22, 1976, effective as of January 1, 1976, as previously amended by Amendments dated January 1, 1979, July 2, 1985, and October 29, 1993 (hereinafter the "Lease Agreement") by and between WEIRTON STEEL CORPORATION, as successor in interest to National Steel Corporation (hereinafter "LESSOR") and UNITED STATES CAN COMPANY, successor by merger to CCC Series 200, Inc. the Assignee of Continental Can Company, USA, Inc., a member of The Continental Group, Inc., (formerly called Continental Can Company, Inc.) (hereinafter "LESSEE") covering the premises located at the Half Moon Industrial Park, Weirton, WV and more particularly described and outlined in the Lease Agreement.

1. Section 4 of the Lease Agreement (TERM, CANCELLATION AND RENT) is hereby amended and, as amended, shall provide as follows:

         4.  TERM, CANCELLATION AND RENT

         The current term of this Lease Agreement is hereby extended until December 31, 2000. LESSEE shall have two (2) successive options to renew this Lease Agreement for two (2) successive renewal periods of five (5) years each after the end of the current term on December 31, 2000. LESSEE may exercise its first said option to renew by giving LESSOR written notice of the exercise hereof at least six (6) months prior to the end of the then current term of this Lease Agreement, and LESSEE may exercise its second said option to renew by giving LESSOR written notice of the exercise thereof at least six (6) months prior to the end of the first renewal term. Each renewal term shall be under and subject to all of the provisions of this Lease Agreement.

         Commencing January 1, 1995, LESSEE shall pay to LESSOR as rental for the leased areas for both (i) the remainder of the current term and
         (ii) the first five (5) year renewal term the sum of sixteen cents ($.16) per square foot of the leased areas in the building per month, payable on or before the 20th day of the month following the month for which said rental is paid. The rental for the premises during the second renewal period shall be a fair market value rental to be negotiated, in good faith, by the parties hereto; PROVIDED, HOWEVER, in no event shall the rental for the second renewal period be less than the sum of sixteen cents ($.16) per square foot of the leased areas in the building per month. In the event the parties can't agree on the fair market value, the parties will submit the matter to arbitration with professional real estate appraisers serving as arbitrators. LESSEE shall also pay as additional rent hereunder all real estate taxes allocable to the leased areas, and shall reimburse LESSOR for the portion of LESSOR's premiums for fire insurance with extended coverage, utility charges and other charges payable by LESSEE under the terms hereof allocable to the leased areas or to LESSEE's occupancy thereof. Such items of additional rent shall be payable when due rather than on a monthly basis.


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2. A new Section 27 (TERMINATION OF SUPPLY AGREEMENT) of the Lease Agreement is
hereby added, and shall provide as follows:

         Section 27 (TERMINATION OF SUPPLY AGREEMENT)

         In the event that the Supply Agreement entered into between the LESSOR and LESSEE contemporaneous with the execution of this Amendment No. 4 is terminated for reasons other than the cessation of production by LESSOR of tinmill products, this Lease Agreement shall, unless otherwise agreed in writing by the parties hereto, also terminate automatically effective six months from the effective date of termination of the Supply Agreement.

3. Except as specifically amended herein, all of the remaining provisions of the Lease Agreement, shall be and remain in full force and effect.


         IN WITNESS WHEREOF, LESSOR and LESSEE have executed this Amendment No. 4 to Lease Agreement as of the date first above written.

ATTEST:                            WEIRTON STEEL CORPORATION



___________________________        By:__________________________________
Assistant Secretary                Title:  Executive Vice President
                                           Commercial

ATTEST:                            UNITED STATES CAN COMPANY


___________________________        By:__________________________________
Assistant Secretary                Title:  Vice President Materials Management
                                           & Logistics